Exhibit 99.1

PRESS RELEASE: March 29, 2013

POWER REIT ANNOUNCES RECORD DATE
FOR ITS ANNUAL MEETING


OLD BETHPAGE, NY. On March 29, 2013, Power REIT, a Maryland real estate investment trust ("Power REIT"), announced that its Board of Trustees has set May 21, 2013 as the date of its annual meeting of shareholders and the close of business on April 12, 2013, as the record date for determining shareholders entitled to receive notice
of, and to vote at, the 2013 annual meeting of shareholders.   In
addition to this announcement, Power REIT will separately send notice and proxy materials to shareholders of record.

Forward Looking Statements

This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Power REIT's forward-looking statements, and such difference might be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect the Power REIT's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Power REIT's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in Power REIT's registration statement on Form S-3/A filed with the Securities and Exchange Commission (SEC) on May 11, 2012 and other risks described in documents subsequently filed by Power REIT from time to time with the SEC.

Investor Relations

Please contact Power REIT for further information or in regard to commercial opportunities:

Power REIT
301 Winding Road
Old Bethpage, NY 11804
(T) 212-750-0373